UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AUTO HOME LOCK, INC.

(Exact name of registrant as specified in its charter)

NEVADA	3822	80-0729029
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Raul Goncalves Pinheiro

President

Rua Presidente Lincoln 218, Atibaia,Sao Paulo, Brazil, 12945-040

775.321.8215

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent and Transfer Syndicate, Inc.

112 North Curry Street, Carson City, Nevada, 89703

775.882.1013

 (Address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting Company [X]

(Do not check if a smaller reporting Company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	2,000,000	$0.03	$60,000	$6.97

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to sections 6 (b), 13(e), or 14(g) of the Securities Act of 1933.

The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

AUTO HOME LOCK, INC.

2,000,000 SHARES OF COMMON STOCK

Prior to this offering, there has been no public trading market for the common stock of AUTO HOME LOCK, INC.  (“AHL”) and it is not presently traded on any market or securities exchange. 2,000,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.03 for the duration of the offering. The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  AHL will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. AHL’s president and sole director will be responsible for the sale of shares.

This investment involves a high degree of risk. A complete loss of the investment should be considered before deciding to invest in our Company. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

There is no minimum number of shares that must be sold but the Company will use its best efforts to sell the securities offered. The Company will retain the proceeds from the sale of any of the offered shares.

AUTO HOME LOCK, INC. is a development stage Company; we have generated no revenues from operations since our inception. This prospectus shows the actions we believe that will lead to the creation of our business and operations. However, as of the date of this prospectus our auditors stated that the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. This going concern opinion is due to the fact that we do not have enough material assets, or a source of revenue sufficient to cover our operation costs. The Company is highly dependent upon the raising of additional capital through the sale of its common stock in order to implement its business plan.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.

As of the date of this prospectus there is currently no market for the Company’s shares.

The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of this registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is July 26, 2011.

Security Ownership of Certain Beneficial Owners and Management	44
Certain Relationships and Related Transactions	45
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	46

Part II
Other Expenses of Issuance and Distribution	46
Indemnification of Directors and Officers	46
Recent Sales of Unregistered Securities	47
Exhibits	47
Undertakings	48
Signatures	51

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following information is a summary of the prospectus about Auto Home Lock, Inc. (AHL) and it does not contain all the information that you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

About AUTO HOME LOCK, INC.

The Company was incorporated in the State of Nevada as a for-profit Company on May 5, 2011 and established a fiscal year end of May 31. We are a development-stage Company that intends to develop, produce and distribute an automated home locking system. The idea is similar to a car locking system that works with a keychain remote control. With many new cars when one presses a remote control button, the car automatically locks all the doors, closes the windows and activates the alarm system. Another button allows the car owner to unlock the car doors and deactivate the alarm system with the remote.

Our idea is to develop a system with a similar concept to the one described above, but for houses. Our product, when fully developed, may allow the user to lock all the doors in the house and activate the alarm system simply by pressing one button. Another button on the same remote control will unlock the front door and deactivate the alarm system.

The system is intended to give its users peace of mind that when they leave their house, all the doors are locked. The Company feels the product is great for everyone especially parents with teenagers, they can rest assured that when their children leave the home, all doors are securely locked.

Our planned systems will require 3 types of wire connections: one for electricity, one for the alarming system pad and one for communication with the other house doors. These wires would run on the inside face of the door, from the lock, around the door, going over the door hinges and from there, it could either run inside the walls or on the outside. Another option would be to have a custom door made, or simply drill a hole inside the door through which to pass the wires. We do not plan on supplying the service or the custom-made doors.

We plan on negotiating partnerships with house insurance companies and house surveillance and alarm companies. These partnerships would potentially allow our clients to receive a discount on their homeowner’s insurance and surveillance costs, as well as giving the Company a choice of security experts that could install and service the Company’s products. This statement is only a belief of our Company and there are no contracts or negotiations in place with any insurance or alarm companies as of the date of this prospectus. Our Company intends to search for these partnerships after developing and testing our products (see Plan of Operations on page 38).

As of the date of this prospectus, we have not yet contacted any engineer or supplier. Accordingly, our automatic house system has not yet been developed and we have not yet started building a prototype.

We have our office located at 112 North Curry Street, Carson City, Nevada, 89703 and our mailing address at Rua Presidente Lincoln 218, Atibaia, Sao Paulo, Brazil, 12945-040, our telephone number is 775.321.8215 and our fax number is 775.227.2504. The Company does not own or rent any property.

As of May 31, 2011, the end of the most recent fiscal year end, AHL had raised $5,000 through the sale of its common stock to our sole officer and director. There is $4,951 of cash on hand in the corporate trust account. The Company currently has liabilities of $5,937, represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $10,007, represented by SEC filing fee, legal, accounting, transfer agent and printing costs (detailed on page 45). As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

The Company’s sole officer and director, Raul Goncalves Pinheiro, owns 100% of the outstanding shares and will own 71.4% after this offering is completed, if all the offered shares are sold.

Our officer and director has committed to advancing funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement with Mr. Pinheiro. The funds expressed in the above president’s oral commitment, if necessary, will have no interest and no fixed repayment date.

The dependence on hiring the appropriate third parties to perform essential services could result in a material adverse effect on the Company’s potential future operations and, consequently, on the Company’s business, operating results and financial condition. Further, such third-party contractors have no fiduciary duty to our shareholders and may not perform these services as expected. The capacity of certain third parties for these services may be limited for economic or other reasons.

As of the date of this filing, the Company has generated no revenues and has not entered into any agreement, arrangement or understanding with any third-party. The Company’s President, Raul Goncalves Pinheiro, has indicated that he may lend the Company funds in the form of a non-secured loan to meet its short to medium term financial obligations (up to 12 months), but there is no contract in place or written agreement between the Company and Mr. Pinheiro and there can be no assurances that he will assist the Company in meeting its short term financial obligations.

AHL has no plans or intention to be acquired or to merge with an operating Company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the Company.

The Offering

As of May 31, 2011, AHL has 5,000,000 shares of common stock issued and outstanding and is registering additional 2,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 2,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.03 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. AHL will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	2,000,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.03.
Number of shares outstandingbefore the offering of common shares.	5,000,000 common shares are currently issued and outstanding.
Number of shares outstandingafter the offering of common shares.	7,000,000 common shares will be issued and outstanding after this offering is completed, if all 2,000,000 common shares being offered are sold.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.03.

Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over the Counter Bulletin Board (“OTCBB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds

AHL will receive all proceeds from the sale of the common stock. If all 2,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $60,000 and the net proceeds would be $49,993. The Company intends to use the proceeds from this offering for Product Development, estimated at $23,000; to initiate the Company's Sales and Marketing campaign, estimated at $25,000 and administrative expenses estimated to cost $1,993. The expenses of this offering, including the preparation of this prospectus, the filing of this registration statement and the estimated costs to maintain AHL’s reporting status with the SEC for the period of one year, estimated at $10,007 are being paid for by AHL.

Termination of the offering	The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.
Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. AHL has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of May 31, 2011
Total Assets	$4,951
Total Liabilities	$5,937
Shareholder’s Equity	($986)

Operating Data	May 5, 2011 (inception) through May 31, 2011
Revenue	$0.00
Net Loss	($5,986)
Net Loss Per Share	$0.00

As shown in the financial statements accompanying this prospectus, AHL has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their auditors, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, Auto Home Lock’s business, operating results and financial condition could be harmed and the value of its stock could go down. This means you could lose all or a part of your investment.

The Company made its best effort and applied its best knowledge to identify all material risks to an investor regarding this offering. AHL should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related To Our Financial Condition

We may require additional financing in order to implement our business plan. If we are unable to acquire additional financing when and if necessary, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of all shareholders’ investment.

          Due to our limited operating history, we will have to use all our resources to develop and market our products.

          Following this offering we may need to raise additional funds to expand our operations. We may raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on favorable terms may not be available, and if available, on terms significantly more adverse to us than manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

Our auditors have issued a going concern opinion and although our officer/director has agreed to loan money to us, we may not be able to achieve our objectives since we do not have adequate capital and may have to suspend or cease our activities.

Our auditors have issued a going concern opinion. This means that there is doubt if we can continue as an ongoing business for the next twelve months. Despite the fact our sole officer and director expressed that he may loan or advance capital to us, his resources are limited. With his assistance, absent any other source of capital, we could manage to finance no more than 12 months of our reporting status with the SEC. If we do not raise additional capital through the issuance of common shares, we believe we will be unable to continue our development. In the event we are unable to raise additional capital we may have to cease operations and go out of business.

We have incurred losses since inception, and we expect to continue to incur losses for the foreseeable future.

We have a limited operating history and have incurred ($5,986) in losses from our inception on May 5, 2011 through May 31, 2011. These losses have resulted principally from costs incurred from our incorporation costs, attorney and auditors fees. Additionally, following this offering, we expect that our costs will increase due to the additional operational and reporting costs associated with being a public Company. We anticipate that our business will generate operating losses until we successfully implement our proposed plan of operations and start to generate revenues. Because of the numerous risks and uncertainties associated with our business plan and future product development, we are unable to predict when we will successfully become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase our profitability.

Risks Related To This Offering

Even if a market develops for our shares, our shares may be thinly traded, with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

-

Potential investors’ anticipated feeling regarding our results of operations;

-

Increased competition and/or Market variations and

-

Our ability or inability to generate future revenues

In addition, if our shares are quoted on the OTCBB, our share price may be impacted by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

The Company’s management could issue additional shares, since the Company has 75,000,000 authorized shares, diluting the current shareholders’ equity.

The Company has 75,000,000 authorized shares, of which only 5,000,000 are currently issued and outstanding and only 7,000,000 will be issued and outstanding after this offering terminates, if all offered shares are sold. The Company’s management could, without the consent of the future shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s shareholders at that time. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We have not paid, and do not intend to pay, cash dividends in the foreseeable future.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities that we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

Because our sole officer and Director, Mr. Pinheiro owns 100% of our outstanding common stock, investors may find that corporate decisions influenced by him are inconsistent with the best interests of other stockholders.

Raul Goncalves Pinheiro is our sole officer and Director. He owns 100% of the outstanding shares and will own 71.4% after this offering is completed if all the shares are sold. Accordingly, he will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, as well as the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Pinheiro may still differ from the interests of the other stockholders.

Risks Related to Investing in Our Company

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history. We are in the development stage of our business and have not yet begun to offer our products. To date, we have no revenues to maintain us without additional capital injection. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales, development of our product and our need to manage our operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors will lose their entire investment in us.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not attain a sufficient amount of capital through equity placement, we may have to suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Risks Associated with Management and Control Persons

Because our management has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Raul Goncalves Pinheiro, our sole officer and director, devotes approximately 15 hours per week to our business affairs. We do not have an employment agreement with Mr. Pinheiro, nor do we maintain key life insurance for him. Other than the sole officer and director, we do not currently have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Mr. Pinheiro has limited experience in all of the automatic security businesses we are entering and he will be reliant on Consultants and others who have greater management experience. The lack of experience in all of the businesses we are entering could impact our return on investment, if any.

          As a result of our reliance on Mr. Pinheiro and his limited experience in the automated home lock business, our investors are at risk of losing their entire investment. Mr. Pinheiro intends to hire third-party personnel in the future who may have the experience required to develop our Company, when the Company is sufficiently capitalized. Until such funds are in place, we are reliant upon Mr. Pinheiro to make the appropriate management decisions.

Key management personnel may leave the Company which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of its sole officer and director. His departure or the loss of any future key personnel could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

It may be impossible to hire additional experienced professionals, if necessary, and we may have to suspend or cease operations

Since our management does not have prior specific experience in our business, we may need to hire additional experienced personnel to assist us with the operations. If we need the additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

Risks Related to our Business and Strategy

 If our products fail to achieve and sustain sufficient market acceptance, our revenue will be adversely affected.

Our success depends, in part, on our ability to develop and market products that are recognized and accepted as reliable, enabling and cost effective. Market acceptance of our products will depend on many factors, including our ability to convince potential customers that our systems are an attractive alternative to existing technologies. Prior to adopting our technology, potential customers generally need to devote significant effort to testing and validating our systems and benchmarking them against their current equipment and performance requirements. Any failure of our systems to meet these customer benchmarks could result in customers choosing to retain their existing equipments.

If we cannot refer our clients to quality third-party technical support, we could lose customers and our operating results could suffer.

The introduction of our technology into our customers’ existing home equipments and ongoing customer support can be complex. Accordingly, clients may need assistance from trained technical support personnel. We will need to be able to refer our customers to third-party technical personnel. If we are unable to identify reliable third-party qualified technical services personnel that our business needs, our business and prospects will suffer.

The Company may be unable to manage its future growth.

The Company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Because our systems will require wire connections, the installation costs and appearance may be unattractive to our potential clients.

Our system will require wire connections that may be visible, which can cause an undesirable cosmetic effect in the house. Besides that, it will be necessary to run wires through the house, from door to door and in the case of a larger house, with more than one door to the outside, professional help may be necessary to install our system, elevating the cost to the client. The total cost to have our system working properly and the possible undesirable cosmetic appearance may have a negative effect on our sales.

Due to the fact that we are dependent on third-party engineers to develop our product, it may not be developed within the planned timeframe or it may not be developed at all (See timeframe in Plan of Operations on page 38).

It is fundamental that we find a capable and affordable engineer to develop our system. The timeframe that we expect to have our system ready and the cost to do so are only estimates made by the Company. The actual cost and time frame to successfully develop and test our prototype may differ from our estimates. If we cannot develop our system, our business will fail and shareholders will lose all their investment.

Because our business plan includes forming business alliances with third-party businesses, and there is no guarantee that we will be able to find such like-minded “Strategic Partners,” we may be unable to pursue our intended course of business, and our business may fail.

Our business plan anticipates us functioning in tandem with one or more house insurance companies and house surveillance and alarm companies (our “Strategic Partners”) that will add value, content and increased traffic to our own site. To date, we have not found such a Strategic Partner, and there is no guarantee that we will be able to identify one or that any potential Strategic Partner would be amendable to participating with us in pursuing our existing business model. Failure to secure a Strategic Partner will likely have a negative material impact on our operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 25% ($15,000 Gross, $4,993 Net), 50% ($30,000 Gross, $19,993 Net), 75% ($45,000 Gross, $34,993 Net) and 100% ($60,000 Gross, $49,993 Net), respectively, of the securities offered for sale by the Company. The use of proceeds will be from the net proceeds received after the costs associated with this filing. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

	If 25% ofShares Sold	If 50% ofShares Sold	If 75% ofShares Sold	If 100% ofShares Sold
GROSS PROCEEDS FROM THIS OFFERING	$15,000	$30,000	$45,000	$60,000
	=========	=========	=========	=========
OFFERING EXPENSES
Legal	$1,500	$1,500	$1,500	$1,500
Accounting	$7,500	$7,500	$7,500	$7,500
Transfer Agent and printing	$1,000	$1,000	$1,000	$1,000
SEC Registration Fee	$7	$7	$7	$7
TOTAL	$10,007	$10,007	$10,007	$10,007

NET PROCEEDS FROM THIS OFFERING	$4,993	$19,993	$34,993	$49,993

PRODUCT DEVELOPMENT
Search and contract third-party engineers	$300	$400	$700	$1,000
Development and test	$2,500	$10,000	$15,000	$22,000
TOTAL	$2,800	$10,400	$15,700	$23,000

SALES &MARKETING
Contact and negotiate contracts with insurance and alarm companies	$300	$400	$700	$1,000

Production of initial batch	$700	$4,000	$7,500	$9,000
Marketing	$800	$4,500	$10,000	$15,000
TOTAL	$1,800	$8,900	$18,200	$25,000

ADMINISTRATION EXPENSES
Office supplies, Stationery, Telephone, Internet	$393	$693	$1,093	$1,993
TOTAL	$393	$693	$1,093	$1,993

TOTALS	$4,993	$19,993	$34,993	$49,993

The above figures represent only estimated costs.

All the expenses shown above are estimates only. The actual costs may differ from the above estimated values.

The proceeds will not be used, fully or in part, to pay salary or make any other payments to the Company’s sole officer and Director, Mr. Pinheiro.

The estimated offering expenses of $10,007 over the next twelve months include our estimated expenses to comply with our obligations under the federal securities laws. The estimated accounting cost of $7,500.00 represents our estimated auditors’ expenses ($3,000.00 for the year-end audit and $1,500.00 for the next three quarters).

The SEC registration fee has been calculated pursuant to sections 6(b), 13(e), or 14(g) of the Securities Act of 1933. The fee is $116.10 per $1,000,000 (prorated for amounts less than $1,000,000). It is calculated by multiplying the aggregate offering amount by .00011610 ($60,000 x .00011610 = $6.97).

As shown on the table above, our first priority is to keep our reporting status with the SEC current. Our officer and director has committed to advancing funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement with Mr. Pinheiro. The funds expressed in the above president’s oral commitment, if necessary, will have no interest and no fixed repayment date.

Our net proceeds will be invested in the following order of importance and the objective of each step:

-

Development and testing of products – developing and testing our product is fundamental for a positive market acceptance.

-

Marketing – identifying and presenting our products to the greatest number of potential clients is crucial. Our Marketing strategies are dependent on the amount raised through this offering. For more details, see ‘Marketing’ on page 25.

-

Production of initial batch – to have initial inventory to generate funds through sales.

-    Office supplies, stationery, Telephone, Internet – as we will need third-party consultants and we intend to establish partnerships with alarm and insurance companies, telephone calls and internet connection for emailing and research will be necessary.

-

Search and contract third-party engineers and contact and negotiate contracts with insurance and alarm companies – the funds reserved for these steps shall be used to pay for costs with possible travel expenses.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by AHL and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third-party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on May 5, 2011. The Company’s sole officer and director paid $0.001 per share, $0.029 per share lower than the sale price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.03
Net tangible book value per share before offering	$(0.0002)
Potential gain to existing shareholders	$60,000
Net tangible book value per share after offering	$0.0081
Increase to present stockholders in net tangible book value per share after offering	$0.0083
Capital contributions	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholders	5,000,000
Percentage of ownership after offering	71.4%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.03
Dilution per share	$0.022
Capital contributions	$60,000
Percentage of capital contributions	92.3%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.6%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.03
Dilution per share	$0.024
Capital contributions	$45,000
Percentage of capital contributions	90%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	23.1%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.03
Dilution per share	$0.026
Capital contributions	$30,000
Percentage of capital contributions	85.7%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	16.7%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.03
Dilution per share	$0.028
Capital contributions	$15,000
Percentage of capital contributions	75%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	9.1%

PLAN OF DISTRIBUTION

AHL is offering common stock for sale. If the Company is unable to sell its stock and raise money, it will not be able to complete its business plan and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by AHL. All of these shares will be issued to business associates, friends, and family of the management of the Company.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

5,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 2,000,000 shares of its common stock for possible sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

AHL will receive all proceeds from the sale of these shares. The price per share is fixed at $0.03. Prior to being quoted on the OTCBB, the Company may sell its shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.03 for the duration of this offering.

The offering will conclude when at the earlier of the sale of all 2,000,000 shares, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  AHL will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

2.

Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

3.

Our sole officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.  Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

AHL will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws).

DESCRIPTION OF SECURITIES

We have 5,000,000 shares of our common stock issued and outstanding as the date of this prospectus. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

•

and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Right

No holder of any shares of AUTO HOME LOCK, INC. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our sole officer and director will own at least 71.4% of our outstanding shares.

Preferred Stock

The Company has no class of capital stock designated as preferred stock.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time as a transfer agent is retained, AHL will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Seale and Beers, CPAs, PCAOB & CPAB Registered Auditors, 50 South Jones Blvd., Suite 202, Las Vegas, NV, 89107 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70TH Street, Seattle, Washington, 98115, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On May 5, 2011, Mr. Raul Goncalves Pinheiro, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of May 31. The objective of this corporation is to enter into the automated house locking industry.

AUTO HOME LOCK, INC. (AHL, we, the Company) intends to develop, produce and distribute an automatic locking house system controlled by a keychain remote control, similar to remotely controlled car locking systems. In the alarm systems installed in some vehicles, when one presses a button, the car automatically locks all the doors, closes the windows and activates the alarm system. Another button allows the car owner to unlock the car doors and deactivate the alarm system remotely.

Our product, when fully developed, may allow the user to lock all of the entrance doors to the home and engage the alarm system by pressing one button on a keychain remote control.  A second button on the same remote will unlock the front door and deactivate the alarm system.

As of the date of this prospectus, we have not yet contacted any engineer or supplier. Accordingly, our prospective system has not yet been developed and we have not yet started building a prototype.

Our business office is located at Rua Presidente Lincoln 218, Atibaia, Sao Paulo, Brazil, 12945-040; our telephone number is 775.321.8215 and our fax number is 775.227.2504. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

The Company has not yet implemented its business model and to date has generated no revenues.

AHL has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Strategies

The Company believes that there is a great Market for our proposed product.  Every home has a door lock. People like convenience. Our product, when fully developed, will combine the two: it shall be a convenient secure door locking system. The same way the car locking systems is featured in many cars, we believe that our product shall have similar or greater acceptance. Not everyone has a car, but the majority of people have a home, with doors that need to be locked and unlocked on a daily basis.

Description of our Products

AUTO HOME LOCK, INC. plans on developing an automatic home locking system controlled by a keychain remote control that would communicate to the user the status of the doors (locked, unlocked, jammed), so the user can have the proper feedback on the situation of all the doors before leaving the house. There shall be sounds and different light colors to indicate if the doors have been locked properly or not and if the alarming system has been activated or not. A green light would indicate that everything is fine and a red light would show if there is any problem, such as a jammed door lock in the house, an open door and/or a problem with the house alarming system activation.

Our planned systems will require 3 types of wire connections: one for electricity, one for the alarming system pad and one for communication with the other house doors. These wires would run on the inside face of the door, from the lock, around the door, going over the door hinges and from there, it could either run inside the walls or on the outside. Another option would be to have a custom door made, or simply drill a hole inside the door through which to pass the wires. We do not plan on supplying the service or the custom-made doors.

Another planned feature would be a back-up rechargeable battery, which would allow the locks to work consistently even if there is a power outage. The remote control that we plan to design shall be similar to a keychain remote control for cars, with two buttons, one to activate and one to deactivate the system. This remote control will be battery operated, like the ones existing for cars.

We plan on developing a remote control that will use infrared remote system to communicate with the main house lock.

As of the date of this prospectus, we have not yet contacted any engineer or supplier. Accordingly, our automatic home system has not yet been developed and we have not yet started building a prototype.

Competitive Advantages

The system is intended to give its users peace of mind that when they leave their house, all the doors are locked. The Company feels the product is great for everyone, especially parents with teenagers, they can rest assured that when their children leave the home, all doors are securely locked.

We intend to develop locks that will be integrated in one system, meaning that the user will be able to lock all the house doors by pressing one button on the remote control. The energy necessary to operate our locks will come from an A/C plug outlet, or be directly connected to the electrical system of the house, instead of the use of AA batteries. So, it would not be necessary to change batteries. If there is an energy blackout, we intend to have a built-in back-up rechargeable battery that would work when there is no energy.

Because our planned products will be integrated in one system and connected to the electric system of the house, the home alarming system may have also this connection integrated. Once the user activates the system, pressing a button on the remote control, all the house doors would be locked and the home alarm system would be activated. When unlocking the door or doors, pressing the other button on the remote, the alarming system would also be deactivated.

We plan on negotiating partnerships with house insurance companies and house surveillance and Alarm Companies. These partnerships would potentially allow our clients to have a discount on their house insurance and surveillance costs. This statement is only a belief of the future arrangements of our Company and there are no contracts or negotiations in place with any insurance or alarm companies as of the date of this prospectus (for more details, go to Plan of Operations on page 38).

Marketing

Our Marketing campaign will be dependent on the amount of capital we are able to raise though this offering (25% of shares sold - $800; 50% of shares sold - $4,500; 75% of shares sold - $10,000; 100% of shares sold - $15,000).

We intend to fully develop www.autohomelock.com, our website which is currently under construction, as an important tool for our Marketing Campaign, as we intend to have explanatory videos and all the necessary information for our possible clients. The planned website will be developed with more or less features, depending on the amount raised on this offering. We intend to hire a third-party website developer.

We also plan on placing advertisements in specialized magazines and /or websites.

If finances allow, we intend, ultimately, to place a commercial on TV shopping channels.

The amount of exposure and the realization of some or all the steps above are fully dependant on how much our funds will allow us to invest and on the actual costs.

The Company intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum

We have not yet contacted or secured any kind of agreement and/or contract with any retailer or supplier.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection of our future intellectual property and products in the United States, Canada, Brazil and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our future intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our future intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our future intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the automated house locking industry. However, we still need to verify certifications and possible government approvals needed to execute our business. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, AHL has no permanent staff other than its sole officer and director, Mr. Raul Goncalves Pinheiro, who is the President and Chairman of the Company. Mr. Pinheiro is employed elsewhere and has the flexibility to work on AHL up to 15 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company has enough funds to further develop its ‘under construction’ Internet website, it will hire an independent consultant to build the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum. We intend to hire third-party engineers and/or technicians to develop our products. The commission will be negotiated when and if we have raised enough funds to implement our plan of operations.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We are not yet subject to the reporting requirements of the Securities Exchange Act of 1934. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We will comply with the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act (supplementary and periodic information for an issuer which will file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, will file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

AUTO HOME LOCK, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

May 31, 2011

Audited

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

STATEMENT OF CASH FLOWS

NOTES TO THE AUDITED FINANCIAL STATEMENTS

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Auto Home Lock, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Auto Home Lock, Inc. (A Development Stage Company) as of May 31, 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on May 5, 2011 through May 31, 2011. Auto Home Lock, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Auto Home Lock, Inc. (A Development Stage Company) as of May 31, 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on May 5, 2011 through May 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has no revenues, has negative working capital at May 31, 2011, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

July 20, 2011

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

AUTO HOME LOCK, INC.
(A Development Stage Company)

BALANCE SHEET
Audited

May 31, 2011

ASSETS

CURRENT ASSETS
Cash	$4,951
TOTAL CURRENT ASSETS	$4,951

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,500
Loans from Related Party	1,437
TOTAL CURRENT LIABILITIES	$5,937

STOCKHOLDERS' EQUITY ( DEFICIT )
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
5,000,000 shares of common stock, at May 31, 2011	$5,000
Deficit accumulated during the development stage	(5,986)
TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)	$(986)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$4,951

The accompanying notes are an integral part of these financial statements

AUTO HOME LOCK, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS
Audited

Cumulative results
from inception
(May 5, 2011) to
May 31, 2011
REVENUE

Revenues	$-
Total Revenues	$-

EXPENSES

Office and general	$1,486
Professional Fees	4,500
Total Expenses	$5,986

NET LOSS	$(5,986)

Provision for Income Tax	-

NET LOSS, AFTER PROVISION FOR INCOME TAX	(5,986)

BASIC AND DILUTED LOSS PER COMMON SHARE	-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1,111,111

The accompanying notes are an integral part of these financial statements

AUTO HOME LOCK, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
From inception on May 5, 2011 to May 31, 2011

Audited

					Deficit
	Common Stock				accumulated
			Additional	Share	during the
	Number of		Paid-in	Subscriptions	development
	shares	Amount	Capital	Receivable	stage	Total
Balance at inception - May 5, 2011	-	-	-	-	-	-

Common stock issued for cash at $0.001
per share on May26, 2011	5,000,000	$5,000	$-	$-	$-	$5,000

Net loss for the period from inception
to May 31, 2011					(5,986)	(5,986)

Balance, May 31, 2011	5,000,000	$5,000	$-	$-	$(5,986)	$(986)

The accompanying notes are an integral part of these financial statements

AUTO HOME LOCK, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS
Audited

Cumulative results
from inception
May 5, 2011 to
May 31, 2011

OPERATING ACTIVITIES
Net loss	$(5,986)
Adjustment to reconcile net loss to net cash used in operating activities
Expenses paid on Company's behalf by related party	1,437
Increase (decrease) in accrued expenses	$4,500
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
$(49)

FINANCING ACTIVITIES
Proceeds from sale of common stock	5,000
NET CASH PROVIDED BY FINANCING ACTIVITIES
$5,000

NET INCREASE ( DECREASE) IN CASH	$4,951

CASH, BEGINNING OF PERIOD	$-

CASH, END OF PERIOD	$4,951

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements

AUTO HOME LOCK, INC.

(A Development Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

May 31, 2011

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on May 5, 2011 and established a fiscal year end of May 31. We are a development-stage Company organized to develop a one button remote home locking device that will both lock the house and activate the alarm.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Advertising

Advertising costs are expensed as incurred.  As of May 31, 2011, no advertising costs have been incurred.

Property

The Company does not own or rent any property.  The office space is provided by the president at no charge.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

AUTO HOME LOCK, INC.

(A Development Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

May 31, 2011

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, and the effect of our net loss would be anti-dilutive, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

The Company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a

AUTO HOME LOCK, INC.

(A Development Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

May 31, 2011

NOTE 3 – GOING CONCERN (continued)

working capital deficit of $986, an accumulated deficit of $5,986 and net loss from operations since inception of $5,986. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating Company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 5 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of May 31, 2011, the Company has not granted any stock options and has not recorded any stock-based compensation.

As of May 31, 2011, the Company had issued 5,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $5,000.

NOTE 6 – LOAN PAYABLE – RELATED PARTY LOANS

The Company has received $1,437 as expenses paid by a related party. The amount is repayable on demand and without interest.

AUTO HOME LOCK, INC.

(A Development Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

May 31, 2011

NOTE 7 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of May 31, 2011 are as follows:

May 31, 2011

Net operating loss carry forward	5,986
Effective Tax rate	35%
Deferred Tax Assets	2,095
Less: Valuation Allowance	(2,095)
Net deferred tax asset	$ 0

The net federal operating loss carry forward will expire between 2031 and 2032.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 8 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were available to be issued and has determined that there are no events to disclose.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

After we have raised sufficient funds to start this plan of operations, we plan to accomplish the following steps:

•

Contract third-party engineers (month one) – in the first month, the Company will locate, interview and chose the right personal to develop our product. We intend to hire third-party engineer(s) and/or technician(s), capable of developing our concept. The Company has no plans to hire employees, but to contract and negotiate a suitable deal with a third-party. Our president shall be responsible for this step. The contacts and initial interview shall be made via phone and email. Meeting in person shall be scheduled only for good prospects.

•

Development and test of our product (month two to ten) –We believe that we may be able to have our product developed and tested within the second and tenth months after we have started our business plan. The engineers and/or technicians shall be responsible for the development and adjustments of our concept. The Company’s president shall oversee the development of our concepts, the products tests and shall be responsible for final approval.

•

Contact and negotiate contracts with insurance and alarm companies (months eight - eleven) – We believe that our product shall be finalized or almost finalized within the eighth and eleventh months after we have started our business plan. At that point, we shall have a concrete concept and a prototype ready. The president may then have a better understanding and our product to show our possible partner companies, what would give us a better negotiation position. Initial negotiations shall be made via phone and email. Meetings in person shall be scheduled only on the last phase of our negotiations and/or to show our prototype.

•

Marketing (seven - twelve) – The Company intends to have a Marketing campaign that shall start in the seventh to twelfth months after we have started our business plan. By the end of the month 12 we expect to have some products ready for sale. Our Marketing campaign shall include: full development of our website, including videos of our products and concepts. We plan to place ads on specialized magazines and/or websites. We have not yet researched or contacted any magazines or websites. If funds allow, we also intend to advertise on TV shopping channels. No research or contact has been established yet and the funds to be used on our Use of Proceeds are only estimates by our Company.

•

Production of initial batch (eleven - twelve) – The Company expects to have our product fully developed and functional by the eleventh month after we have started our business plan. Final adjustments and negotiations with factories and manufacturers shall take place during this last step, when we intend to also have our first batch ready for sale by the end of the twelfth month after we have started the implementation of our Business Plan. The president will be responsible for all the negotiations and for the choice of possible manufactures. The Company has not yet contacted or identified any possible manufacturer.

Marketing is anticipated to be an ongoing matter that will continue during the life of our operations.

Results of Operations

For the period from inception through May 31, 2011, we had no revenue. Expenses for the period totaled $5,986 resulting in a Net loss of $5,986. The majority of expenses are associated with the filing of the Company’s S-1, including auditing and legal fees.

Capital Resources and Liquidity

As of May 31, 2011 we had $4,951 in cash, with liabilities of $5,937, costs mostly associated with the filing of this prospectus.  As of the filing date of this prospectus, Mr. Pinheiro has paid expenses on the Company’s behalf in the amount of $1,437 dollars. The funds forwarded to the Company by the President have no interest and no fixed repayment date.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. We believe that 25% of the amount of the offering would likely allow us to maintain our reporting status for 12 months once this registration becomes effective. Raising 25% of our target would not allow the Company to fully develop our product and the Company would have to seek additional capital through debt or equity. The Company believes if it can raise at least 50% or more of its financing goals under this prospectus it will be able to successfully develop its products.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are exclusively dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time as these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Mr. Pinheiro has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. The funds expressed in the above president’s oral commitment, if necessary, will have no interest and no fixed repayment date. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Should the Company fail to raise capital through this offering and Mr. Pinheiro is unwilling or unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised.  As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; if the Company is unable to raise funds from this offering it may be able to issued restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering.  The Company’s current debts are to its accountant and auditor, there is no assurance that any of the Company’s creditors would accept restricted shares from the Company in exchange for its debt.

Off-balance sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no disagreements with our independent public accountant in regards to accounting and financial disclosure.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
RAUL GONCALVES PINHEIRO	61	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Background information about Auto Home Lock’s officer and director is as follows:

Raul Goncalves Pinheiro holds a bachelor’s degree in Business Administration from Faculdade Princesa Izabel (Sao Paulo-Brazil). Mr. Pinheiro has started working as a Real Estate Agent in1990 and he works in the same field to the present date. He is responsible for sales, rentals and appraisals. He has experience in the sales department of a Brazilian Air Line Company and was the co-owner of a Cookie factory in Bom Jesus dos Perdoes, in the state of Sao Paulo.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. Pinheiro’s other business interests and his involvement in AHL.

EXECUTIVE COMPENSATION

AHL has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

We did not pay any salaries in 2011. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

The following table shows information concerning compensation paid during the period from inception (May 5, 2011) through May 31, 2011, to our Chief Executive Officer and Chief Financial Officer. We do not have any other executive officers.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
RAUL GONCALVES PINHEIRO President	2011	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of May 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
RAUL GONCALVES PINHEIRO	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of AHL has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. AHL may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Compensation of Directors

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (May 5, 2011) through May 31, 2011.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
RAUL GONCALVES PINHEIRO	0	0	0	0	0	0	0

At this time, AHL has not entered into an employment agreement with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	RAUL GONCALVES PINHEIRO, Rua Presidente Lincoln, 218 – Pq Residencial Samambaia, Atibaia – SP – Brazil – 12945-040	5,000,000	100%	71.4%	78.6%	85.7%	92.9%

	All Officers and Directors as a Group (1 person)	5,000,000	100%	71.4%	78.6%	85.7%	92.9%

[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Pinheiro is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The Company would consider bringing on additional directors that would be deemed independent under Item 407(a) of regulation S-K once the Company has more than one shareholder and is a reporting issuer under the 1934 Securities & Exchange Act as amended. As the Company currently has only one shareholder who is the Company’s director no value would be gained on increasing the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 26, 2011, we issued a total of 5,000,000 shares of common stock to Mr. Raul Goncalves Pinheiro, our sole officer and director, for total cash consideration of $5,000. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

As of the filing date of this prospectus, Mr. Pinheiro has paid expenses on the Company’s behalf in the amount of $1,437. The funds forwarded to the Company by the President have no interest and no fixed repayment date.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses in connection with the sale and distribution of the common stock being registered.  All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Legal	$1,500
Accounting	$7,500
SEC Filing Fee	$7
Transfer Agent and printing	$1,000
TOTAL	$10,007

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

AHL is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the Company has sold the following securities which were sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

May 26, 2011

We have issued 5,000,000 common shares to our sole officer and director for total consideration of $5,000, or $0.001 per share. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.2	By-laws
5	Opinion re legality
23	Consent of experts and counsel

Description of Exhibits

Exhibit 3.1

Articles of Incorporation of AUTO HOME LOCK, INC., dated May 5, 2011.

Exhibit 3.2

Bylaws of AUTO HOME LOCK, INC. approved and adopted on May 5, 2011.

Exhibit 5

Opinion of Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70TH Street, Seattle, Washington, 98115, dated July 25, 2011 regarding the legality of the securities being registered.

Exhibit 23

Consent of Seale and Beers, CPAs, PCAOB & CPAB Registered Auditors, 50 South Jones Blvd., Suite 202, Las Vegas, NV, 89107, dated July 26, 2011, regarding the use in this Registration Statement of their report of the audit of the financial statements of AUTO HOME LOCK, INC. for the period from inception on May 5, 2011 through May 31, 2011.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

•

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

•

 To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

•

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

•

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-

     effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

•

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•

 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•

 If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

•

 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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If the registrant is relying on Rule 430B:

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Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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 The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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 Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atibaia, State of Sao Paulo, Brazil, on this 26th day of July, 2011.

AUTO HOME LOCK, INC.

/s/ RAUL GONCALVES PINHEIRO

RAUL GONCALVES PINHEIRO

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ RAUL GONCALVES PINHEIRO

RAUL GONCALVES PINHEIRO

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

July 26, 2011